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                        DIRECTOR SUPPLEMENTAL RETIREMENT
                   INCOME AND DEFERRED COMPENSATION AGREEMENT
                               FOR ANDREW HODULIK

                               MAGYAR SAVINGS BANK
                            NEW BRUNSWICK, NEW JERSEY

                                FEBRUARY 1, 2004








                  FINANCIAL INSTITUTION CONSULTING CORPORATION
                          700 COLONIAL ROAD, SUITE 102
                            MEMPHIS, TENNESSEE 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7414
                                 (901) 684-7400

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                        DIRECTOR SUPPLEMENTAL RETIREMENT
                   INCOME AND DEFERRED COMPENSATION AGREEMENT
                               FOR ANDREW HODULIK


        This Director Supplemental Retirement Income and Deferred Compensation Agreement (the "Agreement"), effective as of the 1st day of February, 2004, formalizes the understanding by and between MAGYAR SAVINGS BANK (the "Bank"), a state chartered savings bank having its principal place of business in New Brunswick, New Jersey, and ANDREW HODULIK (hereinafter referred to as "Director"). All prior non-qualified deferred compensation agreements, including any and all Joinder Agreements, with respect to Director and MAGYAR SAVINGS BANK, are hereby superceded and replaced by this Agreement

                              W I T N E S S E T H :

        WHEREAS, the Director serves the Bank as a member of the board; and

        WHEREAS, the Bank recognizes the valuable services heretofore performed by the Director and wishes to encourage his continued service; and

        WHEREAS, the Director wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of service and wishes to provide his beneficiary with benefits from and after death; and

        WHEREAS, the Bank and the Director wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Director after retirement or other termination of service and/or death benefits to his beneficiary after death; and

        WHEREAS, the Bank has adopted this Director Supplemental Retirement Income and Deferred Compensation Agreement which controls all issues relating to benefits as described herein and;

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        NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Director agree as follows:

                                    SECTION I
                                   DEFINITIONS

        When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit Account" shall be REPRESENTED by the bookkeeping entries required to record the Director's (i) Phantom Contributions plus
        (ii) accrued interest, equal to the Interest Factor, earned to-date on such amounts. However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Director or any Beneficiary.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3     "Administrator" means the Bank.

1.4     "Bank" means MAGYAR SAVINGS BANK and any successor thereto.

1.5 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.6 "Benefit Age" means the later of: (i) the Director's sixty-fifth (65th) birthday or (ii) the actual date the Director's full-time service with the Bank terminates.

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1.7     "Benefit Eligibility Date" means the date on which the Director is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following both the attainment of the Directors' Benefit Age and his actual retirement from the Board of Directors.

1.8     "Board of Directors" means the board of directors of the Bank.

1.9 "Cause" means termination of the Director's service on the Board of Directors due to: (i) actions or inactions which constitute a breach of the bylaws of the Bank or (ii) the Director's personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Bank.

1.10    "Change in Control" of the Bank shall mean and include the following:
        (1) a Change in Control of a nature that would be required to be reported in response to Item 1(a) of the current report of Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or
        (2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4; or
        (3)     a Change in Control at such time as
                (i) any "person" (as the term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                        Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or
                (ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof

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                        whose election was approved by a vote of at least
                        three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's Nominating Committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or
                (iii) merger, consolidation, or sale of all or substantially all of the assets of the bank occurs; or
                (iv) a proxy statement is issued soliciting proxies from the members (or stockholders) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

        For purposes of this Subsection 1.10, the term "stockholder(s)" and "members" shall be considered one and the same. For purposes of this Subsection 1.10, the term "Holding Company" shall mean the holding company (including any successor thereto) organized to acquire the capital stock of the Bank upon the Bank's conversion from mutual to stock form.

1.11 "Children" means all natural or adopted children of the Director and issue of any predeceased child or children.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Contribution(s)" means those annual total contributions comprised of both the Elective Contributions and the Emeritus Contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Director in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement. Such Contributions, for the first Plan Year, shall include any and all amounts accrued by the Bank to pay the benefits promised to the Director under any prior non-qualified deferred compensation agreements including any Joinder Agreements previously executed by the Bank and the Director.

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1.14    (a) "Disability Benefit" means the benefit payable to the Director following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

        (b) "Disability Benefit-Supplemental" (if applicable) means the benefit payable to the Director's Beneficiary upon the Director's death in accordance with Subsection 6.1(b).

1.15    "Effective Date" of this Agreement shall be February 1, 2004.

1.16 "Elective Contribution" shall refer to the Director's voluntary monthly pre-tax deferral of board fees, committee fees and/or retainer plus interest compounded annually at a rate equal to the Interest Factor. The Director may elect to change his voluntary deferral amount by submitting to the Bank a Notice of Adjustment of Elective Contribution thirty (30) days prior to the end of any Plan Year.

1.17 "Emeritus Contribution" shall refer to the amounts necessary to support an annual amount payable to the Director at Benefit Age based upon a percentage, as stated in Appendix A, of the Director's total board fees, committee fees and/or retainer in the twelve months prior to the Director's Benefit Eligibility Date. The percentage shall be determined by the following formula: ten percent (10%) plus two and one-half percent (2 1/2%) for each year of service as a Director, with a minimum of fifty percent (50%), provided the Director has served for at least five (5) years, and a maximum of sixty percent (60%). Notwithstanding the foregoing, any Director who serves as Board Chairman for a five-year term (other than the current Chairman) shall be entitled to receive seventy-five percent (75%).

1.18    "Estate" means the estate of the Director.

1.19 "Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.20 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the

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        month following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty (180) months. Should the Director make a Timely Election to receive a lump sum benefit payment, the Director's Payout Period shall be deemed to be one (1) month.

1.21 "Phantom Contributions" means those annual Contributions which the Bank is no longer required to make on behalf of the Director to the Retirement Income Trust Fund. Rather, once the Director has exercised the withdrawal rights provided for in Subsection 2.2, the Bank shall be required to record the annual amounts set forth in Exhibit A of the Agreement in the Director's Accrued Benefit Account, pursuant to Subsection 2.1.

1.22 "Plan Year" shall mean the twelve (12) month period commencing January 1 and ending December 31.

1.23 "Retirement Income Trust Fund" means the trust fund account established by the Director and into which annual Contributions will be made by the Bank on behalf of the Director pursuant to Subsection 2.1. The contractual rights of the Bank and the Director with respect to the Retirement Income Trust Fund shall be outlined in a separate writing to be known as the Andrew Hodulik Grantor Trust agreement.

1.24 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death, provided, however, that the term "Spouse" shall not refer to an individual to whom the Director is legally married at the time of death if the Director and such individual have entered into a formal separation agreement or initiated divorce proceedings.

1.25 "Supplemental Retirement Income Benefit" means an annual amount (BEFORE taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be made to the Retirement Income Trust Fund (or Phantom Contributions to be recorded in the Accrued Benefit Account). The annual Contributions and Phantom Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit. The Supplemental

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        Retirement Income Benefit for which Contributions (or Phantom
        Contributions) are being made (or recorded) is set forth in Exhibit A.

1.26 "Timely Election" means the Director has made an election to change the form of his benefit payment(s) by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement). In the case of benefits payable from the Accrued Benefit Account, such election shall have been made prior to the event which triggers distribution and at least two (2) years prior to the Director's Benefit Eligibility Date. In the case of benefits payable from the Retirement Income Trust Fund, such election may be made at any time.

                                   SECTION II
                                 BENEFIT FUNDING

2.1 (a) RETIREMENT INCOME TRUST FUND AND ACCRUED BENEFIT ACCOUNT. The Director shall establish the Andrew Hodulik Grantor Trust into which the Bank shall be required to make annual Contributions on the Director's behalf, pursuant to Exhibit A and this Section II of the Agreement. A trustee shall be selected by the Director. The trustee shall maintain an account, separate and distinct from the Director's personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Retirement Income Trust Fund of the Andrew Hodulik Grantor Trust may be made by the trustee to the Director, for purposes of payment of any income or employment taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Director shall be required to pay from year to year, under applicable law, prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. If the Director exercises his withdrawal rights pursuant to Subsection 2.2, the Bank's obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank's obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II of the Agreement. To the extent this Agreement is inconsistent with the Andrew Hodulik Grantor Trust Agreement, the Andrew Hodulik Grantor Trust Agreement shall supersede this Agreement.

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        The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been actuarially determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within seventy-five (75) days of establishment of such trust, and (ii) within the first thirty (30) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise. Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first thirty (30) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise. Phantom Contributions shall accrue interest at a rate equal to the Interest Factor, during the Payout Period, until the balance of the Accrued Benefit Account has been fully distributed. Interest on any Phantom Contribution shall not commence until such Payout Period commences.

        The Administrator shall review the schedule of annual Contributions (or Phantom Contributions) provided for in Exhibit A (i) within thirty (30) days prior to the close of each Plan Year and (ii) if the Director is employed by the Bank until attaining Benefit Age, on or immediately before attainment of such Benefit Age. Such review shall consist of an evaluation of the accuracy of all assumptions used to establish the schedule of Contributions (or Phantom Contributions). Provided that (i) the Director has not exercised his withdrawal rights pursuant to Subsection 2.2 and (ii) the investments contained in the Retirement Income Trust Fund have been deemed reasonable by the Bank, the Administrator shall prospectively amend or supplement the schedule of Contributions provided for in Exhibit A should the Administrator determine during any such review that AN INCREASE in or SUPPLEMENT TO the schedule of Contributions is necessary in order to adequately fund the Retirement Income Trust Fund so as to provide an annual benefit (or to provide the lump sum equivalent of such benefit, as applicable) equal to the Supplemental Retirement Income Benefit, on an after-tax basis, commencing at Benefit Age and payable for the duration of the Payout Period.

        (b) WITHDRAWAL RIGHTS NOT EXERCISED.
        (1) CONTRIBUTIONS MADE ANNUALLY
        If the Director does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund shall continue each year, unless this

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        Subsection 2.1(b) specifically states otherwise, until the earlier of
        (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Director's termination of service.

        (2) TERMINATION FOLLOWING A CHANGE IN CONTROL
        If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed within thirty-six (36) months by either (i) the Director's involuntary termination of service, or (ii) Director's voluntary termination of service after: (A) a material change in the Director's function, duties, or responsibilities, which change would cause the Director's position to become one of lesser responsibility, importance, or scope from the position the Director held at the time of the Change in Control, (B) a relocation of the Director's principal place of service by more than thirty (30) miles from its location prior to the Change in Control, or
        (C) a material reduction in the benefits and perquisites to the Director from those being provided at the time of the Change in Control, the Emeritus Contributions as set forth on Schedule A shall continue to be required of the Bank. The Bank shall be required to make an immediate lump sum Contribution to the Director's Retirement Income Trust Fund in an amount equal to: (i) the full Emeritus Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Emeritus Contributions to the Retirement Income Trust Fund, and (iii) the present value (computed using the a discount rate equal to the Interest Factor) of the interest only component of the Elective Contribution; provided, however, that, if necessary, an additional amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Director with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of Director's termination) beginning at Benefit Age following such termination, equal in amount to that benefit which would have been payable to the Director if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

        (3) TERMINATION FOR CAUSE
        If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2, and is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement

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        Income Trust Fund shall be required of the Bank, and if not yet made, no
        Contribution shall be required for the Plan Year in which such termination for Cause occurs.

        (4) VOLUNTARY OR INVOLUNTARY TERMINATION OF SERVICE.
        If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2, and the Director's service with the Bank is voluntarily or involuntarily terminated for any reason, including a termination due to disability of the Director but excluding termination for Cause, or termination following a Change in Control within thirty-six (36) months of such Change in Control, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs; provided, however, that, if necessary, an additional amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Director with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of Director's termination) beginning at the Director's Benefit Age following such termination, equal in amount to that benefit which would have been payable to the Director if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

        (5) DEATH DURING SERVICE.
        If the Director does not exercise any withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, and if, following the Director's death, the assets of the Retirement Income Trust Fund are insufficient to provide the Supplemental Retirement Income Benefit to which the Director is entitled, the Bank shall be required to make a Contribution to the Retirement Income Trust Fund equal to the sum of the remaining Contributions set forth on Exhibit A, after taking into consideration any payments under any life insurance policies that may have been obtained on the Director's life by the Retirement Income Trust Fund. Such final contribution shall be payable in a lump sum to the Retirement Income Trust Fund within thirty (30) days of the Director's death.


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        (c) WITHDRAWAL RIGHTS EXERCISED.
        (1) PHANTOM CONTRIBUTIONS MADE ANNUALLY.
        If the Director exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank. Thereafter, Phantom Contributions shall be recorded annually in the Director's Accrued Benefit Account within thirty (30) days of the beginning of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Director exercises his withdrawal rights. Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (i) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Director's termination of service.

        (2) TERMINATION FOLLOWING A CHANGE IN CONTROL
        If the Director exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Director first exercises his withdrawal rights. If a Change in Control occurs at the Bank, and within thirty-six (36) months of such Change in Control, the Director's service is either (i) involuntarily terminated, or (ii) voluntarily terminated by the Director after: (A) a material change in the Director's function, duties, or responsibilities, which change would cause the Director's position to become one of lesser responsibility, importance, or scope from the position the Director held at the time of the Change in Control, (B) a relocation of the Director's principal place of service by more than thirty (30) miles from its location prior to the Change in Control, or
        (C) a material reduction in the benefits and perquisites to the Director from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank. The Bank shall be required to record a lump sum Phantom Contribution in the Accrued Benefit Account within ten (10) days of the Director's termination of service equal to (i) the full Emeritus Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Emeritus Contributions to the Retirement Income Trust Fund, and (iii) the present value (computed using the a discount rate equal to the Interest Factor) of the interest only component of the Elective Contribution. The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required, at such time, in order to provide a benefit via this Agreement equal in amount to that benefit which would have been payable to the Director if no

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        secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106. (Such actuarial determination shall reflect the fact that amounts shall be payable from both the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Director from the Retirement Income Trust Fund pursuant to Subsection 2.2.)

        (3) TERMINATION FOR CAUSE
        If the Director is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Director's Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus interest accrued on such Phantom Contributions, shall be forfeited.

        (4) VOLUNTARY AND INVOLUNTARY TERMINATION OF SERVICE.
        If the Director exercises his withdrawal rights pursuant to Subsection 2.2, and the Director's service with the Bank is voluntarily or involuntarily terminated for any reason including termination due to disability of the Director, but excluding termination for Cause, or termination following a Change in Control, within thirty (30) days of such termination of service, no further Phantom Contributions shall be required of the Bank. Interest, at a rate equal to the Interest Factor, shall accrue on such Phantom Contributions until the Director's Benefit Eligibility Date.

        (5) DEATH DURING SERVICE.
        If the Director exercises his withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, Phantom Contributions included on Exhibit A shall be required of the Bank. Such Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Director exercises his withdrawal rights and shall continue through the Plan Year in which the Director dies. The Bank shall also be required to record a final Phantom Contribution within thirty (30) days of the Director's death. The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required at such time (if any), in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit commencing within thirty (30) days of the date the Administrator receives notice of the Director's death and continuing for the duration of the Payout Period. (Such actuarial determination shall reflect the fact that amounts shall be payable from the Accrued Benefit

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        Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Director pursuant to Subsection 2.2.)

2.2     WITHDRAWALS FROM RETIREMENT INCOME TRUST FUND.
        Exercise of withdrawal rights by the Director pursuant to the Andrew Hodulik Grantor Trust agreement shall terminate the Bank's obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank's obligation to record Phantom Contributions pursuant to Subsection 2.1(c) shall commence. For purposes of this Subsection 2.2, "exercise of withdrawal rights" shall mean those withdrawal rights to which the Director is entitled under Article III of the Andrew Hodulik Grantor Trust agreement and shall exclude any distributions made by the trustee of the Retirement Income Trust Fund to the Director for purposes of payment of income taxes in accordance with Subsection 2.1 of this Agreement and the tax reimbursement formula contained in the trust document, or other trust expenses properly payable from the Andrew Hodulik Grantor Trust pursuant to the provisions of the trust document.

2.3     BENEFITS PAYABLE FROM RETIREMENT INCOME TRUST FUND
        Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Retirement Income Trust Fund purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Payout Period for the disability or retirement benefits payable from the Retirement Income Trust Fund pursuant to this Agreement, then the trustee shall have discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund (it being understood that for purposes of this Section 2.3, "annuitizing" does not mean surrender of such policy and annuitizing of the cash value received upon such surrender) to provide the disability or retirement benefits payable under this Agreement, after taking into consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Director and payment of death benefits thereunder.


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                                   SECTION III
                               RETIREMENT BENEFIT

3.1     (a) NORMAL FORM OF PAYMENT.
        If (i) the Director is employed with the Bank until reaching his Benefit Age and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

        The Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty
        (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the

        Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be payable within thirty (30) days of such notice.

        The Director's Accrued Benefit Account (if applicable), measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director's Benefit Eligibility Date. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Director's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Director's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Director's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Director's death. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

        (b) ALTERNATIVE PAYOUT OPTION.
        If (i) the Director is employed with the Bank until reaching his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

        The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Director's death.

        The balance of the Director's Accrued Benefit Account (if applicable), measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Director's death.

                                   SECTION IV
                          PRE-RETIREMENT DEATH BENEFIT

4.1     (a) NORMAL FORM OF PAYMENT.
        If (i) the Director dies while employed by the Bank, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

        The balance of the Director's Retirement Income Trust Fund, measured as of the later of (i) the Director's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefits shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

        The Director's Accrued Benefit Account (if applicable), measured as of the later of (i) the Director's death or (ii) the date any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account pursuant to Subsection 2.1(c), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Director's Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death, or if later, within thirty (30) days after any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account in accordance with Subsection 2.1(c). The Director's Beneficiary may request to receive the remainder of any unpaid monthly benefit payments due from the Accrued Benefit Account in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the balance of the Director's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Director's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety
        (90) days of the Director's death. Such lump sum payment, if approved by the Board of Directors, shall be payable within thirty (30) days of such Board of Director approval.

        (b) ALTERNATIVE PAYOUT OPTION.
        If (i) the Director dies while employed by the Bank, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

        The balance of the Director's Retirement Income Trust Fund, measured as of the later of (i) the Director's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Director's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

        The balance of the Director's Accrued Benefit Account (if applicable), measured as of the later of (i) the Director's death, or (ii) the date any final Phantom Contribution is recorded pursuant to

        Subsection 2.1(c), shall be paid to the Director's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

                                    SECTION V
                BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE
                              PRIOR TO BENEFIT AGE

5.1 VOLUNTARY OR INVOLUNTARY TERMINATION OF SERVICE OTHER THAN FOR CAUSE. In the event the Director's service with the Bank is voluntarily or involuntarily terminated prior to Benefit Age, for any reason, including a Change in Control, but excluding (i) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection 6.1, (ii) the Director's pre-retirement death, which shall be covered in Section IV, (iii) or termination for Cause, which shall be covered in Subsection 5.2, the Director (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or 5.1 (b) below, as applicable.

        (a) NORMAL FORM OF PAYMENT.
        (1) DIRECTOR LIVES UNTIL BENEFIT AGE
        If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(1) shall be controlling with respect to retirement benefits.

        The Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence on the Director's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

        The Director's Accrued Benefit Account (if applicable), measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director's Benefit Eligibility Date. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Director's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Director's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Director's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Director's death. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

        (2) DIRECTOR DIES PRIOR TO BENEFIT AGE
        If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

        The Retirement Income Trust Fund, measured as of the date of the Director's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

        The Director's Accrued Benefit Account (if applicable), measured as of the date of the Director's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death. The Director's Beneficiary may request to receive the unpaid balance of the Director's Accrued Benefit Account in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Accrued Benefit Account in such lump sum form shall be made only if the Director's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Director's death. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

        (b) ALTERNATIVE PAYOUT OPTION.
        (1) DIRECTOR LIVES UNTIL BENEFIT AGE
        If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

        The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Director's death.

        The balance of the Director's Accrued Benefit Account (if applicable), measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Director's death.

        (2) DIRECTOR DIES PRIOR TO BENEFIT AGE
        If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to pre-retirement death benefits.

        The balance of the Retirement Income Trust Fund, measured as of the date of the Director's death, shall be paid to the Director's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director's death.

        The balance of the Director's Accrued Benefit Account (if applicable), measured as of the date of the Director's death, shall be paid to the Director's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director's death.

5.2     TERMINATION FOR CAUSE.
        If the Director is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Director shall be entitled to receive a benefit in accordance with this Subsection 5.2.

        The balance of the Director's Retirement Income Trust Fund shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Director's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

                                   SECTION VI
                                 OTHER BENEFITS

6.1     (a) DISABILITY BENEFIT.
        If the Director's service is terminated prior to Benefit Age due to a disability which meets the criteria set forth below, the Director may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Director's Benefit Eligibility Date).

        In any instance in which: (i) it is determined by a duly licensed, independent physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as an officer, because of ill health, accident, disability or general inability due to age, (ii) the Director requests payment under this Subsection in lieu of Subsection 5.1, and (iii) Board of Director approval is obtained to allow payment under this Subsection, in lieu of Subsection 5.1, the Director shall be entitled to the following lump sum benefit(s). The lump sum benefit(s) to which the Director is entitled shall include: (i) the balance of the Retirement Income Trust Fund, plus
        (ii) the balance of the Accrued Benefit Account (if applicable). The benefit(s) shall be paid within thirty (30) days following the date of the Director's request for such benefit is approved by the Board of Directors. In the event the Director dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Director's death.

        (b) DISABILITY BENEFIT - SUPPLEMENTAL.
        Furthermore, if Board of Director approval is obtained within thirty
        (30) days of the Director's death, the Bank shall make a direct, lump sum payment to the Director's Beneficiary in an amount equal to the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A, but not required pursuant to Subsection 2.1(b) (or 2.1(c)) due to the Director's disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable to the Director's Beneficiary within thirty (30) days of such Board of Director approval.

6.2     ADDITIONAL DEATH BENEFIT - BURIAL EXPENSE.
        Upon the Director's death, the Director's Beneficiary shall also be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000). This benefit shall be paid directly from the Bank to the Beneficiary and shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such death benefit shall be payable within thirty (30) days of the date the Administrator receives notice of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is terminated for Cause prior to death.

                                   SECTION VII
                             BENEFICIARY DESIGNATION

        The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, AND (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII
                                 NON-COMPETITION

8.1     NON-COMPETITION DURING SERVICE.
        In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Director hereby agrees that, for as long as he remains in the service of the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Bank, unless the Director has the prior express written consent of the Bank.

8.2     BREACH OF NON-COMPETITION CLAUSE.
        (a) CONTINUED SERVICE FOLLOWING BREACH.
        In the event (i) any breach by the Director of the agreements and covenants described in Subsection 8.1 occurs, and (ii) the Director continues service at the Bank following such breach, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall immediately cease, and all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. The Director (or his Beneficiary) shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with Subpart (1) or (2) below, as applicable.

        (1) DIRECTOR LIVES UNTIL BENEFIT AGE
        If, following such breach, the Director lives until attaining his Benefit Age, he shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with this Subsection 8.2(a)(1). The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after attaining his Benefit Age but before actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 8.2(a)(1) within thirty (30) days of the date of the Administrator receives notice of the Director's death.

        (2) DIRECTOR DIES PRIOR TO BENEFIT AGE
        If, following such breach, the Director dies prior to attaining his Benefit Age, his Beneficiary shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with this Subsection 8.2
        (a)(2). The balance of the Retirement Income Trust Fund, measured as of the date of the Director's death, shall be paid to the Director's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

        (b) TERMINATION OF SERVICE FOLLOWING BREACH.
        In the event (i) any breach by the Director of the agreements and covenants described in Subsection 8.1 occurs, and (ii) the Director's service with the Bank is terminated due to such breach, such termination shall be deemed to be for Cause and the benefits payable to the Director shall be paid in accordance with Subsection 5.2 of this Agreement.

8.3     NON-COMPETITION FOLLOWING SERVICE.
        (a) DIRECTOR AGREES NOT TO COMPETE
        The Director expressly agrees that, as consideration for the covenants of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, from and after any voluntary or involuntary termination of service, other than a termination of service related to a Change in Control, and continuing throughout the Payout Period or, with respect to Section 8.3 (c), for two years following termination of service, he will not without the prior written consent of the Bank, serve as an officer or director or employee of any bank holding company, bank, savings association or mortgage company with its principal office within the bank's trading area, and which offers products or services in the bank's trading area competing with those offered by the Bank.

        (b) BENEFITS PAID FROM ACCRUED BENEFIT ACCOUNT.
        Director understands and agrees that, following Director's voluntary or involuntary termination of service, the Bank's obligation, if any, to make payments to the Director from the Accrued Benefit Account shall be conditioned on the Director's forbearance from actively engaging, either directly or indirectly in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the Bank, unless the Director has the prior written consent of the Bank. In the event of the Director's breach of the covenants and agreements contained herein, further payments to the Director from the Accrued Benefit Account, if any, shall cease and Director's rights to amounts credited to the Accrued Benefit Account shall be forfeited.

        (c) BENEFITS PAID FROM RETIREMENT INCOME TRUST FUND.
        Director understands and agrees that Director's violation of these provisions following a voluntary or involuntary termination of service, other than a termination of service following a Change in Control, will cause irreparable harm to the Bank. In the event of Director's violation of this Section 8.3 within three (3) years of such voluntary or involuntary termination of service, Director agrees to pay or cause the Retirement Income Trust Fund to pay to the Bank, as liquidated damages an amount equal to 10% of the after-tax contributions, which the Bank has made on Director's behalf to the Retirement Income Trust Fund. Said liquidated damages payment shall be separate from, and in addition to, any amounts forfeited from the Accrued Benefit Account.

        (d) CHANGE IN CONTROL.
        In the event of a Change in Control, this Section 8.3 shall be null and void.

                                   SECTION IX
                           DIRECTOR'S RIGHT TO ASSETS

        The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments or amounts so specified under this Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, unless such asset is contained in the rabbi trust described in
Section XII of this Agreement. Any such asset shall be and remain a general, unpledged asset of the Bank in the event of the Bank's insolvency.

                                    SECTION X
                            RESTRICTIONS UPON FUNDING

        The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, other than those Contributions required to be made to the Retirement Income Trust Fund. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 NAMED FIDUCIARY AND ADMINISTRATOR. The Bank, as Administrator, shall be the Named Fiduciary of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 CLAIMS PROCEDURE AND ARBITRATION. In the event that benefits under this Agreement are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety
        (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

        If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

        If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association

        ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Agreement.

12.2 STATE LAW. The Agreement is established under, and will be construed according to, the laws of the state of New Jersey, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

12.3 SEVERABILITY. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 INCAPACITY OF RECIPIENT. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 UNCLAIMED BENEFIT. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Director is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Director's benefit payment(s) until the location of the

        Director is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Director until the expiration of thirty-six (36) months.

12.6 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

12.7 GENDER. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 EFFECT ON OTHER CORPORATE BENEFIT AGREEMENTS. Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 SUICIDE. Notwithstanding anything to the contrary in this Agreement, if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account) in the year such death resulting from suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the Retirement Income Trust Fund, measured as of the Director's date of death, shall be paid to the Beneficiary within thirty
        (30) days of the date the Administrator receives notice of the Director's death.

12.10 INUREMENT. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 HEADINGS. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

12.12 ESTABLISHMENT OF A RABBI TRUST. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" (as defined in such rabbi trust agreement), until the contributed assets are paid to the Director and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

12.13 SOURCE OF PAYMENTS. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust, to the extent made from the Accrued Benefit Account.

                                  SECTION XIII
                           AMENDMENT/PLAN TERMINATION

13.1 AMENDMENT OR PLAN TERMINATION. The Bank intends this Agreement to be permanent, and the Agreement may not be amended or terminated without the express written consent of the parties. Any amendment or termination of the Agreement shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive the Director of all or any portion of the Director's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement.

        Notwithstanding the above, if the Director does not exercise any withdrawal rights pursuant to Subsection 2.2, and if at any time after the final Contribution immediately prior to Director's Benefits Eligibility Date or the date that triggers distribution is made to the Retirement Income Trust Fund the Director elects to terminate the Retirement Income Trust Fund and receive a distribution of the assets of the Retirement Income Trust Fund, then upon such distribution this Agreement shall terminate.

13.2 DIRECTOR'S RIGHT TO PAYMENT FOLLOWING PLAN TERMINATION. In the event of a termination of the Agreement, the Director shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable). However, if such termination is done in anticipation of or pursuant to a "Change in Control," such balance(s) shall include the final Contribution (or final Phantom Contribution) made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)). Payment of the balance(s) of the Director's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall not be dependent upon his continuation of service with the Bank following the termination date of the Agreement. Payment of the balance(s) of the Director's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

                                   SECTION XIV
                                    EXECUTION

14.1 This Agreement and the Andrew Hodulik Grantor Trust Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the Andrew Hodulik Grantor Trust Agreement.

14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the Bank and the Director have caused this Agreement to be executed on the day and date first above written.


ATTEST:                                 MAGYAR SAVINGS BANK:



/s/ Elizabeth E. Hance                  By:     /s/ Robert E. Pastor
-----------------------                         ------------------------

                                        Title:  President/CEO
                                                ------------------------




WITNESS:                                DIRECTOR:



/s/ Karen LeBlon                        /s/ Andrew Hodulik
-----------------------                 --------------------------------

                            CONDITIONS, ASSUMPTIONS,
                                       AND
               SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS


1.      Interest Factor - for purposes of:

        a. the Accrued Benefit Account - shall be six percent (6%) per annum, compounded monthly.

        b. the Elective Contributions - shall be ten percent (10%) per annum, compounded monthly.

        c. the Emeritus Contributions - shall be six percent (6%) per annum, compounded monthly.

        d. the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Andrew Hodulik Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments. For these purposes, if the trustee of the Retirement Income Trust Fund has purchased a life insurance policy, the trustee shall have the discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund, in accordance with Section 2.3 of the Agreement.

2. The amount of the annual Emeritus Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director's death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to six percent (6%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. The Emeritus Contributions are calculated to support a benefit based upon 60% of the Director's total board fees, committee fees and/or retainer in the twelve months prior to Director's Benefit Eligibility Date.

3. The amount of the annual Elective Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director's death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to ten percent (10%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. Director has elected a monthly, pre-tax deferral of board fees, committee fess and/or retainer in the amount of $1,750 per month for 24 months.

4. Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to One Hundred and Eighty-Three Thousand One Hundred and Twenty Dollars ($183,120) at age 65 if paid entirely from the Accrued Benefit Account or One Hundred and Seventeen Thousand One Hundred and Ninety-Seven Dollars ($117,197) at age 65 if paid from the Retirement Income Trust Fund.

                                    Exhibit A

        The Supplemental Retirement Income Benefit:

        o the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

5.      Schedule of Annual Gross Contributions/Phantom Contributions

Plan Year     Elective Contributions       Emeritus Contributions      Total Contributions
---------     ----------------------       ----------------------      -------------------
2004                 $190,576                     $24,205                    $214,780
2005                   42,129                       8,690                      50,818
2006                   26,300                       9,669                      35,970
2007                   27,121                      10,737                      37,858
2008                   29,961                      11,900                      41,861
2009                   33,098                      13,165                      46,263
2010                   36,564                      14,541                      51,105
2011                   40,393                      16,036                      56,429
2012                   44,623                      17,661                      62,284
2013                   49,295                      19,425                      68,720
2014                   54,457                      21,340                      75,797
2015                   60,160                      23,416                      83,576
2016                   66,459                      25,668                      92,127
2017                   73,418                      28,109                     101,527
2018                   81,106                      30,753                     111,859
2019                   89,599                      33,616                     123,215
2020                   98.981                      36.715                     135,696
2021                  109,043                      35,334                     144,376



                               Exhibit A - Cont'd.